Exhibit 99.1

NEWS RELEASE
Contacts:	Steven J. Janusek Executive Vice President & CFO sjanusek@reddyice.com 800-683-4423

REDDY ICE HOLDINGS, INC.
NAMES ROBERT N. VERDECCHIO
TO ITS BOARD OF DIRECTORS

SEPTEMBER 9, 2005 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (NYSE: FRZ) announced today that its Board of Directors (the “Board”) has approved an increase in the size of the Board to 11 members and has approved the appointment of Robert N. Verdecchio to the Board.  The appointment was effective on September 7, 2005.  The Board has determined that Mr. Verdecchio is “independent,” as defined under and required by the Federal securities laws and the rules of the New York Stock Exchange.  With this addition, the Board currently has three independent directors.  Mr. Verdecchio will serve as a member of the Board’s Audit, Compensation and Corporate Governance and Nominating Committees.

Mr. Verdecchio is a private investor.  From 1997 to 2004 he served as a member of the board of directors of Pegasus Communications Corporation when it operated as a provider of satellite, cable and broadcast television as well as of wireless internet access.  Mr. Verdecchio also served as chief financial officer of Pegasus Communications Corporation from 1991 to 2000.

Company Information and Forward-Looking Statements

Reddy Ice manufactures and distributes packaged ice, serving approximately 82,000 customer locations in 31 states and the District of Columbia under the Reddy Ice brand name.

The disclosures herein include forward-looking statements.  We believe the expectations reflected in such forward-looking statements are accurate.  However, we cannot assure you that such expectations will occur.  Forward-looking statements often include words such as “may,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “potential,” and “continue” and the negatives of these terms and variations of them in similar terminology.  The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements.

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